SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





     DATE OF REPORT (date of earliest event reported): 1/13/98

                        NORTHEAST BANCORP
        (exact name of registrant as specified in charter)

          Maine                      01-16123           01-04250066
(State or other Jurisdiction (Commission File Number)  (IRS Employer
 of Incorporation)                                      Identification Number)


232 Center Street, Auburn, Maine                         04210
(Address of principal executive offices)                (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (207) 777-6411


ITEM 5 Other Events


        NORTHEAST BANCORP ANNOUNCES SECOND QUARTER EARNINGS WHICH REFLECTS COMBINED EARNINGS OF CUSHNOC BANK & TRUST AND NORTHEAST BANCORP

Northeast Bancorp, during the most recent quarter ended December 31, 1997, completed the acquisition of Cushnoc Bank & Trust, a commercial bank franchise located in Augusta, Maine. The transaction was accounted for under the pooling of interest method. The majority of the costs associated with the acquisition of Cushnoc were expensed as one-time charges during the same period. The total of these charges were approximately $283,000 after tax.

Net income for the second quarter ended December 31, 1997, after the aforementioned charges, was $356,066 or $.13 per share.

Net income for the same quarter, prior to the expenses related to the Cushnoc acquisition, was $631,665 or $.23 per share. Net income for the same period last year was $510,547 or $.20 per share.

Net income for the six-month period ended December 31, 1997 was $926,631 or $.35 per share. Net income for the comparable period in 1996 was $701,788 or $.27 per share.

Interest income was $11,769,855 and net interest income was $5,572,823 for the six-month period ended December 31, 1997 verus $10,615,124 and $5,253,521, respectively for the comparable period ended December 31, 1996.

Net income and earnings per share have been restated to include the acquisition of Cushnoc Bank under the pooling of interest method of accounting and the effects of the 50% stock dividend. In addition, the company implemented Financial Accounting Standard No. 128 'Earnings Per Share' as of December 31, 1997.

Jim Delamater, President & CEO of Northeast Bancorp said, "The acquisition of Cushnoc Bank & Trust allows our company to extend its market area to Maine's capital city and surrounding communities, a region which, in our opinion, offers significant growth opportunity. The addition of the two branches in the Augusta area gives our company eleven retail outlets which are capable of delivering one-stop shopping for financial services and products throughout western, central and mid coastal Maine."

Northeast Bancorp has total assets, as of December 31, 1997, of approximately $279,000,000. The company recently announced a 50% stock dividend and, as a result, has approximately 2.2 million shares outstanding. Northeast Bancorp trades on the American Stock Exchange under the symbol NBN.

Northeast Bancorp offers its clients access to traditional bank related products, including, but not limited to, loans, deposit services, credit cards, ATM access, debit cards, free checking, electronic transfer services and others.

In addition, Northeast Bancorp offers financial planning, trust services, employee benefit services and, through its wholly-owned subsidiary, Northeast Financial Services, offers investment services and access to any and all lines of insurance products.

Delamater added, "We believe we have successfully brought Wall Street to Main Street and are excited about being able to deliver a wide array of financial products and services to the communities we serve. Our clients report that they are pleased and impressed with the extent of our financial services and appreciate the personalized level of service which our community bank delivers.

Northeast Bank has branches in Auburn, Augusta, Bethel, Brunswick, Buckfield, Harrison, Lisbon Falls, Mechanic Falls, Richmond and South Paris.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Northeast Bancorp
                                         (Registrant)

                                By: /s/ James D. Delamater
                                   _________________________
                                        James D. Delamater
                                          Its President
January 14, 1998
________________
(Date)